UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 7, 2025

AUDDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40071	45-4257218
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1680 38th Street, Suite 130
Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 219-9771

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	AUUD	Nasdaq Stock Market
Common Stock Warrants	AUUDW	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Michael Lawless as Chief Executive Officer and Director

On July 7, 2025, Michael Lawless provided notice to the Board of Directors (the “Board”) of Auddia Inc. (the “Company”) of his decision to retire from his position as Chief Executive Officer (“CEO”) of the Company and as a member of the Board, effective immediately. Mr. Lawless’ retirement was not the result of any disagreement on matters relating to the Company’s operations, policies, or practices.

Appointment of Jeffrey Thramann as Chief Executive Officer

On July 9, 2025, the Company announced the appointment of Jeffrey Thramann, M.D., as CEO, effective July 7, 2025. Dr. Thramann will continue to serve in his current role as Executive Chairman of the Board.

Dr. Thramann founded the Company in 2012 and oversees strategic initiatives, capitalization and governance at the Company. This includes day-to-day involvement in working with senior management to establish the strategic vision of the Company, prioritizing product launches, working with the CFO on the financial plans of the Company, and leading the recruitment and hiring of senior executives and the pursuit of business development activities. It also includes leading efforts to secure capital for the Company, building the board of directors and leading board meetings. In 2002, Dr. Thramann was the founder and became the chairman of Lanx, LLC. Lanx was an innovative medical device company focused on the spinal implant market and created the interspinous process fusion space with the introduction of its patented Aspen product. Lanx was sold to Biomet, Inc., an international orthopedic conglomerate, in 2013. Concurrent with Lanx, in 2006 Dr. Thramann was also the founder and chairman of ProNerve, LLC. ProNerve was a healthcare services company that provided monitoring of nerve function during high risk surgical procedures affecting the brain and spinal cord. ProNerve was sold to Waud Capital Partners, a private equity firm, in 2012.

Prior to ProNerve and concurrent with Lanx, Dr. Thramann was the founder and chairman of U.S. Radiosurgery (USR). USR is a healthcare services company that provides advanced radiosurgical treatments for tumors throughout the body. USR became the largest provider of robotic guided CyberKnife treatments of such tumors in the U.S. and was sold to Alliance Healthcare Services (Nasdaq; AIQ) in 2011. From 2001 through 2008, Thramann was the founder and senior partner of Boulder Neurosurgical Associates, a neurosurgical practice serving Boulder County, Colorado. Dr. Thramann is the named inventor on over 50 U.S. and international issued and pending patents. He completed his neurosurgical residency and complex spinal reconstruction fellowship at the Barrow Neurological Institute in Phoenix, AZ, in 2001. He is a graduate of Cornell University Medical College in New York City and earned a BS in electrical engineering management at the U. S. Military Academy in West Point, NY. Dr. Thramann currently serves as the Executive Chairman of Aclarion, Inc. (NASDAQ: ACON), a healthcare technology company that is leveraging MR Spectroscopy, biomarkers, and augmented intelligence algorithms to improve the diagnosis and treatment of chronic low back pain.

There is no arrangement or understanding with any person pursuant to which Dr. Thramann was appointed as CEO. There are no family relationships between Dr. Thramann and any director or executive officer of the Company, and Dr. Thramann is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Resignation of Directors

On July 7, 2025, Timothy J. Hanlon, Thomas Birch and Stephen Deitsch resigned as independent members of the Board and all committees thereof, effective immediately. Their resignations were not the result of any disagreement on matters relating to the Company’s operations, policies, or practices.

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Appointment of Directors

On July 9, 2025, the Company announced the appointment of Nick Balletta, Emmanuel L. de Boucaud and Joshua Sroge as independent members of the Board. Mr. Balletta has been appointed to serve as the chairman of the Compensation Committee and as a member of the Audit and Nominating and Governance Committees. Mr. Boucaud has been appointed to serve as the chairman of the Nominating and Governance Committee and as a member of the Audit and Compensation Committees. Mr. Sroge has been appointed to serve as the chairman of the Audit Committee and as a member of the Compensation and Nominating and Governance Committees.

Nick Balletta. Since September 2023, Mr. Balletta has served as President of Sea Street Technologies, an automated cybersecurity solution company that combines firewall capabilities with AI-powered threat intelligence. In June 2019, Mr. Balletta co-founded InnovoEdge, a SaaS platform for universal multi-cloud orchestration, which was acquired by Megaport Ltd in August 2021. He then served as Executive Vice President of Global Corporate Development at Megaport from August 2021 to September 2023. Mr. Balletta holds an MBA and a Bachelor of Science in Marketing from Rutgers University. We believe Mr. Balletta is qualified to serve on our board because of his experience as a technology founder with public company exit experience and his organizational and strategic experience across both startup and public company environments.

Emmanuel L. de Boucaud. Mr. Boucaud is an investment and technology executive who has served as a Managing Partner at Chisos Capital, a structured finance firm, since August 2019. He has also served as the sole proprietor of IsleSail Partners, a boutique capital advisory business, since 2017. Mr. Boucaud also serves on several boards of directors of privately held companies. Mr. Boucaud holds a bachelor’s degree in Economics from Occidental College. We believe Mr. Boucaud is qualified to serve on our board because of his experiences in technology ventures, capital financing, investment and corporate development.

Joshua Sroge. Mr. Sroge is an investment professional who has served as the principal of Firestone CFO, a strategic finance and accounting services firm, since January 2014. Mr. Sroge has also been a Partner at BXE Capital, a digital asset and cryptocurrency investment firm, since May 2020. Mr. Sroge served as Interim Chief Executive Officer of Banq Inc. during its bankruptcy filing in 2023; the case was subsequently dismissed. Previously, Mr. Sroge served as the Chief Financial Officer of Binance.US from January 2020 to October 2021, where he also served as Interim Chief Executive Officer from August 2021 to October 2021. Mr. Stroge currently serves as a Director of the Hedera Foundation, where he also served as Chief Financial Officer from February 2022 to June 2025. We believe Mr. Sroge is qualified to serve on our board because of his broad executive experience and his expertise in cryptocurrencies and digital assets.

Item 8.01.	Other Events.

On July 9, 2025, the Company issued a press release announcing a potential strategic shift of the Company’s business. The related press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

99.1	Press release issued by Auddia Inc. on July 9, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUDDIA INC.

July 9, 2025	By:	/s/ John E. Mahoney
Name: John E. Mahoney
Title: Chief Financial Officer

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